UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 9, 2010

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2330 Marinship Way, Ste. #301

Sausalito, CA 94965

(Address of principal executive offices)

(415) 729-8000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 9, 2010, the Company entered into a Collaboration Agreement with 3D Mediacast, Inc., a Florida corporation (“3DMC”). 3DMC is in the business of providing 3D LCD screens to retailers, airports, restaurants and other businesses and public venues for purposes of displaying advertising. The agreement is for a term of 5 years and provides for the companies to work together to place 3D LCD screens on the Company’s kiosks and in other locations and secure advertising for those screens. The agreement provides for the companies to share equally the revenue received from the 3D LCD screens, and for 3DMC to pay the Company a portion of 3DMC’s revenues. The agreement also provides for the issuance of up to 6,000,000 shares of Company Common Stock upon 3DMC’s payment of $3,000,000 to the Company under the terms of the agreement. Under the terms of the agreement, 3DMC has also been granted anti-dilution rights for certain issuances (other than excepted issuances) of Company Common Stock below $.40 per share within one year after the agreement date, piggyback registration rights for the shares of Common Stock to be received, and the right to appoint one member to the Company’s board of directors upon purchase of the 6,000,000 shares of Company Common Stock. The foregoing summary and description of the terms of Collaboration Agreement contained herein is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

10.15	Collaboration Agreement with 3D Mediacast, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: July 15, 2010	By:	/S/ GARRETT CECCHINI
Garrett Cecchini Chief Executive Officer